Exhibit 99.1

News Release For more information, please contact: MEDIA: Mike Cummins 312-549-5257 Michael.Cummins@conagra.com INVESTORS: Brian Kearney 312-549-5002 IR@conagra.com FOR IMMEDIATE RELEASE

CONAGRA BRANDS REPORTS THIRD QUARTER RESULTS

Now Expects to Exceed Full-Year Sales and Profit Guidance

CHICAGO, March 31, 2020 — Today Conagra Brands, Inc. (NYSE: CAG) reported results for the third quarter of fiscal year 2020, which ended on February 23, 2020. All comparisons are against the prior-year fiscal period, unless otherwise noted. Certain terms used in this release, including “Organic net sales,” “EBITDA,” “Free cash flow,” “Big 3 brands,” and certain “adjusted” results, are defined under the section entitled “Definitions.” See page 5 for more information.

Third Quarter Highlights

•	Third quarter net sales decreased 5.6%; organic net sales decreased 1.7%, in-line with the Company’s expectations, which were updated in a press release issued on February 17, 2020.

•	Diluted earnings per share from continuing operations (EPS) was $0.42; Adjusted EPS of $0.47 was in-line with the Company’s updated expectations.

•	The integration of Pinnacle remained on-track, and each of the Big 3 brands delivered sequential in-market performance improvement.

•	The Company reduced debt by $450 million in the quarter and remained on-track with its de-leveraging target of 3.6x to 3.5x by the end of fiscal 2021.

Fourth Quarter and Full Year Outlook Highlights

•

To-date in the fourth fiscal quarter, the Company has experienced significantly increased demand in its retail businesses, associated with the COVID-19 pandemic; the Company has also begun to experience declines in foodservice demand.

•	The Company’s supply chain has executed very well to-date to meet the needs of customers and consumers.

•	The Company now expects to exceed prior full-year guidance for total-company sales and profit metrics, assuming the end-to-end supply chain continues to operate effectively.

CEO Perspective

Sean Connolly, president and chief executive officer of Conagra Brands, commented, “Through the third quarter, we remained squarely on-track to deliver on our fiscal 2020 operational objectives, and our third quarter results were in-line with our updated expectations.”

He continued, “In more recent weeks, the entire team at Conagra Brands has been focused on supporting our customers, consumers, employees, and communities in the face of the COVID-19 pandemic. While we are still early in our fourth quarter, we have seen significantly elevated demand for our retail products as consumers have started filling their pantries for more at-home eating. On a quarter-to-date basis, shipments and consumption in our domestic retail business have increased approximately 50%, which have more than offset the impact of worsening trends in our foodservice business. Our teams have remained agile in responding to the elevated demand, and our supply chain has performed extremely well to fulfill customer orders. I’d like to thank our front-line employees who continue to work tirelessly to provide much-needed

CONAGRA BRANDS

food to consumers in this unprecedented time – their efforts have been inspiring. Although the situation remains highly dynamic and our ultimate results depend on an effective and uninterrupted supply chain, we now believe that we will exceed our fiscal 2020 sales and profit guidance.”

Total Company Third Quarter Results

In the quarter, net sales decreased 5.6% to $2.6 billion. The decline in reported net sales primarily reflects:

•

a 4.0% net decrease from the divestitures of the Wesson oil business, the Direct Store Delivery (DSD) snacks business, the Gelit business, and the Lender’s Bagel business, and the exit of the private label peanut butter business (collectively, the “Sold Businesses”);

•	a 0.1% net benefit due to foreign exchange; and

•	a 1.7% decrease in organic net sales.

The 1.7% decrease in organic net sales was driven by a 1.3% decline in volume and an unfavorable price/mix impact of 0.4%. Volume was below planned levels in the quarter as the Company’s retail and foodservice businesses experienced broad-based category softness early in the quarter. Price/mix was unfavorable as additional price promotions and increased retailer investments more than offset favorable mix.

Gross profit decreased 9.0% to $684 million in the quarter, and adjusted gross profit decreased 10.5% to $699 million. The decreases were primarily driven by higher input costs, higher levels of brand-building investments with retailers, lower sales volume, higher inventory write-offs, and the lost profit associated with the Sold Businesses, partially offset by realized productivity and cost synergies.

Selling, general, and administrative expenses (SG&A), which include advertising and promotional (A&P) expense, decreased 4.2% to $320 million in the quarter. Adjusted SG&A, which excludes A&P expense, decreased 15.1% to $233 million, primarily as a result of incremental synergies associated with the Pinnacle Foods acquisition achieved in the quarter and the removal of costs associated with the Sold Businesses. These benefits were partially offset by higher stock-based compensation expense. A&P expense for the quarter was essentially flat at $66 million.

Net interest expense was $118 million in the quarter. Compared to the prior-year period, net interest expense decreased $13 million, driven by lower levels of debt outstanding.

The Company’s 489 million average diluted shares outstanding was an increase of approximately 1 million shares versus the prior-year period.

In the quarter, net income attributable to Conagra Brands decreased 15.6% to $204 million, or $0.42 per diluted share. Adjusted net income attributable to Conagra Brands decreased 7.5% to $232 million, or $0.47 per diluted share, in the quarter. The decrease in adjusted net income attributable to Conagra Brands was driven primarily by the decrease in operating profit, lower equity method investment earnings, and higher income tax rate, partially offset by higher pension and postretirement non-service income and lower interest expense. The decrease in adjusted EPS in the quarter was primarily driven by the decrease in adjusted net income.

Adjusted EBITDA, which includes equity method investment earnings and pension and postretirement non-service income, decreased 7.1% to $515 million in the quarter.

Grocery & Snacks Segment Third Quarter Results

Net sales for the Grocery & Snacks segment decreased 9.5% to $1.02 billion in the quarter, with the divestiture of the Wesson oil and DSD snacks businesses, and the exit of private label peanut butter subtracting 5.9%. On an organic basis, volume decreased 1.7% and price/mix decreased 1.9%. Volume decreased across

CONAGRA BRANDS

multiple categories more than the Company planned, reflecting softer-than-expected consumer takeaway trends. The Company believes that year-over-year category performance early in the third quarter was negatively impacted by a relatively warmer winter. The unfavorable price/mix was primarily driven by unfavorable mix and increased promotional support on Chef Boyardee and the Hunts tomatoes business. Several snack brands, including Slim Jim, ACT II, Snack Pack, Angie’s, BIGS, and DAVID Seeds, experienced growth.

Operating profit for the segment decreased 11.4% to $199 million in the quarter. Adjusted operating profit decreased 14.5% to $210 million, primarily driven by input cost inflation, the lost profit from the Sold Businesses, higher inventory write-offs, and lower sales volume, partially offset by favorable realized productivity and cost synergies.

Refrigerated & Frozen Segment Third Quarter Results

Net sales for the Refrigerated & Frozen segment decreased 1.6% to $1.08 billion in the quarter, with the divestiture of the Gelit and Lender’s Bagel businesses subtracting 1.9%. Organic net sales increased 0.3%. On an organic net sales basis, volume decreased 0.4% and price/mix increased 0.7%. In the frozen business, several brands such as Birds Eye, Healthy Choice, and Gardein, continued to report solid organic growth in the quarter, and the fiscal 2020 frozen innovation, which was launched earlier in the fiscal year across multiple brands, continued to perform well in-market. Several businesses, however, including frozen single serve meals, experienced softer-than-expected growth associated with unfavorable category dynamics and a relatively warmer winter. Several refrigerated brands also declined in the quarter. Increased price/mix in the segment was primarily driven by favorable mix from the continued strength in the Company’s innovation.

Operating profit for the segment increased 0.8% to $191 million in the quarter. Adjusted operating profit decreased 0.3% to $201 million as the benefit of realized productivity improvements and cost synergies were more than offset by higher input costs, the lost profit from the Sold Businesses, and higher inventory write-offs.

International Segment Third Quarter Results

Net sales for the International segment decreased 3.2% to $221 million in the quarter reflecting:

•	a 2.7% decrease from the divestiture of the Wesson oil business;

•	a 1.4% increase from the favorable impact of foreign exchange; and

•	a 1.9% decrease in organic net sales.

On an organic net sales basis, volume decreased 0.9% and price/mix decreased 1.0%. During the quarter, the segment continued to benefit from growth in the Canadian snacks and frozen businesses as well as improvement in the Indian operation. These benefits were more than offset by planned value-over-volume actions in the export business and the impact of economic softness in Mexico.

Operating profit for the segment decreased 25.3% to $22 million in the quarter. Adjusted operating profit decreased 20.4% to $22 million as higher input costs, increased retailer investments, and the lost profit from the Sold Businesses more than offset the benefits of realized productivity and cost synergies.

Foodservice Segment Third Quarter Results

Net sales for the Foodservice segment decreased 8.0% to $234 million in the quarter, with the divestitures of the Wesson oil and Lender’s Bagel businesses, and the exit of private label peanut butter subtracting 5.8% of net sales growth. Organic net sales decreased 2.2%. On an organic net sales basis, volume decreased 4.6% and price/mix increased 2.4% in the quarter. The impact of unplanned softness in restaurant industry traffic trends early in the quarter was partially offset by inflation-related pricing.

CONAGRA BRANDS

Operating profit decreased 25.9% to $27 million in the quarter, as cost synergies captured in the quarter and realized productivity improvements were more than offset by lower organic net sales, higher input costs, the lost profit from the Sold Businesses, and higher inventory write-offs.

Other Third Quarter Items

Corporate expenses increased 19.8% to $75 million in the quarter. Adjusted corporate expenses decreased 17.1% to $60 million in the quarter as cost synergies more than offset higher stock-based compensation expense.

Pension and post-retirement non-service income was $16 million in the quarter, an increase of approximately $7 million compared to the prior-year period. Adjusted pension and post-retirement non-service income increased $5 million to $15 million as a result of lower interest costs due to pension remeasurements throughout the year.

Equity method investment earnings decreased 17.3% to $10 million in the quarter and adjusted equity method investment earnings decreased 12.5% to $11 million in the quarter. Unfavorable market conditions led to a year-over-year performance decline in the Ardent Mills joint venture.

In the quarter, the effective tax rate was 25.2%, and the adjusted effective tax rate was 24.8%.

In the quarter, the Company paid a dividend of $0.2125 per share.

The Company remains on-schedule with its de-leveraging targets and remains committed to a solid investment grade credit rating. Since the closing of the Pinnacle acquisition through the end of the third quarter, Conagra Brands has reduced total gross debt by more than $1.5 billion.

Portfolio Update

As previously disclosed, on January 2, 2020, the Company completed the divestiture of its Lender’s Bagel business.

Additionally, on the first day of the third quarter of fiscal 2020, the Company completed the sale of its peanut butter manufacturing facility in Streator, Illinois as part of its broader initiative to optimize the Company’s peanut butter business. This initiative includes the exit of the manufacture and sale of private label peanut butter.

Fiscal 2020 Outlook

The impact that the COVID-19 pandemic will have on the Company’s fiscal 2020 consolidated results of operations is uncertain. The dynamic nature of the current situation makes it challenging for management to estimate future performance of the businesses, particularly over the near term.

To-date in the fourth quarter, the Company has seen significantly increased demand in its retail business. The Company has also started to see reduced demand for its foodservice products and expects a 50-60% decline in Foodservice organic net sales in the fourth quarter. The Company’s supply chain has effectively serviced demand to-date.

As shown in the table below, the Company now expects to exceed prior full-year guidance for total-company sales and profit metrics, assuming the end-to-end supply chain continues to operate effectively.

Note that organic net sales growth excludes the impact of fiscal 2020’s 53rd week. All other metrics include the impact of the 53rd week.

CONAGRA BRANDS

Metric	Prior Fiscal 2020 Guidance	Updated Fiscal 2020 Guidance
Organic Net Sales Growth	Flat to +0.5%	Above high end of range
Reported Net Sales Growth	+10.0% to +10.5%	Above high end of range
Adj. Op. Margin	15.8% to 16.2%	Above high end of range
Adj. Net Interest Expense	~$500 million	No change
Adj. Effective Tax Rate	23% to 24%	No change
Avg. Diluted Shares	~488 million	No change
Adj. Diluted EPS from Cont. Ops.	$2.00 to $2.07	Above high end of range
Free Cash Flow	~$950 million	Above $950 million

The inability to predict the amount and timing of the impacts of foreign exchange, acquisitions, divestitures, and other items impacting comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see the end of this release for more information.

Items Affecting Comparability of EPS

The following are included in the $0.42 diluted EPS from continuing operations for the third quarter of fiscal 2020 (EPS amounts rounded and after tax). Please see the reconciliation schedules at the end of this release for additional details.

•	Approximately $0.05 per diluted share of net expense related to restructuring

•	Approximately $0.01 per diluted share of net expense related to corporate hedging derivative losses

•	Approximately $0.01 per diluted share of positive impact due to rounding

The following are included in the $0.50 diluted EPS from continuing operations for the third quarter of fiscal 2019 (EPS amounts rounded and after tax). Please see the reconciliation schedules at the end of this release for additional details.

•	Approximately $0.06 per diluted share of net expense related to restructuring plans

•	Approximately $0.04 per diluted share of net expense related to Pinnacle’s inventory valuation in connection with our acquisition accounting

•	Approximately $0.06 per diluted share of net benefit related to the novation of a legacy guarantee related to a divested business

•	Approximately $0.04 per diluted share of net benefit related to a fair value adjustment of cash settleable equity awards issued in connection with the Pinnacle acquisition

•	Approximately $0.01 per diluted share of net tax expense related to unusual tax items

Definitions

Organic net sales excludes, from reported net sales, the impacts of foreign exchange, divested businesses and acquisitions, including the Pinnacle acquisition (until the anniversary date of the acquisitions), as well as the impact of any 53rd week. All references to changes in volume and price/mix throughout this release are on an organic net sales basis.

References to adjusted items throughout this release refer to measures computed in accordance with GAAP less the impact of items impacting comparability. Items impacting comparability are income or expenses (and related tax impacts) that management believes have had, or are likely to have, a significant impact on the earnings of the applicable business segment or on the total corporation for the period in which the item is recognized, and are not indicative of the Company’s core operating results. These items thus affect the comparability of underlying results from period to period.

CONAGRA BRANDS

References to earnings before interest, taxes, depreciation, and amortization (EBITDA) refer to net income attributable to Conagra Brands before the impacts of discontinued operations, income tax expense (benefit), interest expense, depreciation, and amortization. References to adjusted EBITDA refer to EBITDA before the impacts of items impacting comparability.

Free cash flow is defined as net cash flow from operating activities from continuing operations less additions to property, plant, and equipment.

References to the Big 3 brands refer to the Birds Eye, Wish-Bone, and Duncan Hines brands acquired in the Pinnacle Foods acquisition.

Discussion of Results

Conagra Brands will host a webcast and conference call at 9:30 a.m. Eastern time today to discuss the results. The live audio webcast and presentation slides will be available on www.conagrabrands.com/investor-relations under Events & Presentations. The conference call may be accessed by dialing 1-877-883-0383 for participants in the U.S. and 1-412-902-6506 for all other participants and using passcode 1355629. Please dial in 10 to 15 minutes prior to the call start time. Following the Company’s remarks, the conference call will include a question-and-answer session with the investment community.

A replay of the webcast will be available on www.conagrabrands.com/investor-relations under Events & Presentations until March 31, 2021.

About Conagra Brands

Conagra Brands, Inc. (NYSE: CAG), headquartered in Chicago, is one of North America’s leading branded food companies. Guided by an entrepreneurial spirit, Conagra Brands combines a rich heritage of making great food with a sharpened focus on innovation. The company’s portfolio is evolving to satisfy people’s changing food preferences. Conagra’s iconic brands, such as Birds Eye®, Marie Callender’s®, Banquet®, Healthy Choice®, Slim Jim®, Reddi-wip®, and Vlasic®, as well as emerging brands, including Angie’s® BOOMCHICKAPOP®, Duke’s®, Earth Balance®, Gardein®, and Frontera®, offer choices for every occasion. For more information, visit www.conagrabrands.com.

Note on Forward-looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this document. These risks, uncertainties, and factors include, among other things: the risk that the cost savings and any other synergies from the acquisition of Pinnacle Foods Inc. (the “Pinnacle acquisition”) may not be fully realized or may take longer to realize than expected; the risk that the Pinnacle acquisition may not be accretive within the expected timeframe or to the extent anticipated; the risks that the Pinnacle acquisition and related integration will create disruption to the Company and its management and impede the achievement of business plans; the risk that the Pinnacle acquisition will negatively impact the ability to retain and hire key personnel and maintain relationships with customers, suppliers, and other third parties; risks related to our ability to successfully address Pinnacle’s business challenges; risks related to our ability to achieve the intended benefits of other recent acquisitions and divestitures; risks associated with general economic and industry conditions; risks associated with our ability to successfully execute our long-term value creation strategies, including those in place for specific brands at Pinnacle before the Pinnacle acquisition; risks related to our ability to deleverage on currently anticipated timelines, and to continue to access capital on acceptable terms or at all; risks related to our ability to execute operating and restructuring plans and achieve targeted operating efficiencies from

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cost-saving initiatives, related to the Pinnacle acquisition and otherwise, and to benefit from trade optimization programs, related to the Pinnacle acquisition and otherwise; risks related to the effectiveness of our hedging activities and ability to respond to volatility in commodities; risks related to the Company’s competitive environment and related market conditions; risks related to our ability to respond to changing consumer preferences and the success of its innovation and marketing investments; risks related to the ultimate impact of any product recalls and litigation, including litigation related to the lead paint and pigment matters, as well as any securities litigation, including securities class action lawsuits; risk associated with actions of governments and regulatory bodies that affect our businesses, including the ultimate impact of new or revised regulations or interpretations; risks related to the impact of the recent coronavirus (COVID-19) outbreak on our business, suppliers, consumers, customers and employees; risks related to the availability and prices of raw materials, including any negative effects caused by inflation, weather conditions or health pandemics; disruptions or inefficiencies in our supply chain and/or operations, including from the recent COVID-19 outbreak; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges, related to the Pinnacle acquisition or otherwise; the costs, disruption, and diversion of management’s attention due to the integration of the Pinnacle acquisition; and other risks described in our reports filed from time to time with the Securities and Exchange Commission (the “SEC”). We caution readers not to place undue reliance on any forward-looking statements included in this report, which speak only as of the date of this report. We undertake no responsibility to update these statements, except as required by law.

Note on Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures, including adjusted EPS, organic net sales, adjusted gross profit, adjusted operating profit, adjusted SG&A, adjusted corporate expenses, adjusted gross margin, adjusted operating margin, adjusted effective tax rate, adjusted net income, adjusted pension and post-retirement non-service income, adjusted net interest expense, free cash flow, net debt, adjusted equity method investment earnings, and adjusted EBITDA. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. These measures should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share, operating performance and financial measures as calculated in accordance with GAAP.

Certain of these non-GAAP measures, such as organic net sales, adjusted operating margin, adjusted effective tax rate, adjusted net interest expense, adjusted EPS, net debt, and free cash flow, are forward-looking. Historically, the Company has excluded the impact of certain items impacting comparability, such as, but not limited to, restructuring expenses, the impact of the extinguishment of debt, the impact of foreign exchange, the impact of acquisitions and divestitures, hedging gains and losses, impairment charges, the impact of legacy legal contingencies, and the impact of unusual tax items, from the non-GAAP financial measures it presents. Reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Hedge gains and losses are generally aggregated, and net amounts are reclassified from unallocated corporate expense to the operating segments when the underlying commodity or foreign currency being hedged is expensed in segment cost of goods sold. The Company identifies these amounts as items that impact comparability within the discussion of unallocated Corporate results.

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Conagra Brands, Inc.

Consolidated Statements of Earnings

(in millions)

(unaudited)

	THIRD QUARTER
	Thirteen weeks ended	Thirteen weeks ended
	February 23, 2020	February 24, 2019	Percent Change
Net sales	$2,555.0	$2,707.1	(5.6)%
Costs and expenses:
Cost of goods sold	1,870.6	1,954.8	(4.3)%
Selling, general and administrative expenses	319.9	334.1	(4.2)%
Pension and postretirement non-service income	(16.4)	(9.8)	68.0%
Interest expense, net	117.7	130.9	(10.0)%

Income before income taxes and equity method investment earnings	263.2	297.1	(11.4)%
Income tax expense	68.9	67.2	2.5%
Equity method investment earnings	10.4	12.7	(17.3)%

Net income	$204.7	$242.6	(15.6)%

Less: Net income attributable to noncontrolling interests	0.3	0.6	(22.0)%

Net income attributable to Conagra Brands, Inc.	$204.4	$242.0	(15.6)%

Earnings per share - basic
Net income attributable to Conagra Brands, Inc.	$0.42	$0.50	(16.0)%

Weighted average shares outstanding	487.4	486.2	0.2%

Earnings per share - diluted
Net income attributable to Conagra Brands, Inc.	$0.42	$0.50	(16.0)%

Weighted average share and share equivalents outstanding	488.8	487.4	0.3%

CONAGRA BRANDS

Conagra Brands, Inc.

Consolidated Statements of Earnings

(in millions)

(unaudited)

	THIRD QUARTER YEAR TO DATE
	Thirty-nine weeks ended	Thirty-nine weeks ended
	February 23, 2020	February 24, 2019	Percent Change
Net sales	$7,766.5	$6,925.2	12.1%
Costs and expenses:
Cost of goods sold	5,619.7	4,980.2	12.8%
Selling, general and administrative expenses	1,090.5	1,078.7	1.1%
Pension and postretirement non-service income	(37.2)	(29.7)	25.4%
Interest expense, net	361.8	260.5	38.9%

Income from continuing operations before income taxes and equity method investment earnings	731.7	635.5	15.1%
Income tax expense	141.5	147.0	(3.8)%
Equity method investment earnings	50.3	66.6	(24.4)%

Income from continuing operations	640.5	555.1	15.4%
Loss from discontinued operations, net of tax	—	(1.9)	100.0%

Net income	$640.5	$553.2	15.8%

Less: Net income attributable to noncontrolling interests	1.8	1.4	36.5%

Net income attributable to Conagra Brands, Inc.	$638.7	$551.8	15.7%

Earnings per share - basic
Income from continuing operations	$1.31	$1.28	2.3%
Income from discontinued operations	—	—	0.0%

Net income attributable to Conagra Brands, Inc.	$1.31	$1.28	2.3%

Weighted average shares outstanding	487.1	431.3	12.9%

Earnings per share - diluted
Income from continuing operations	$1.31	$1.28	2.3%
Loss from discontinued operations	—	(0.01)	100.0%

Net income attributable to Conagra Brands, Inc.	$1.31	$1.27	3.1%

Weighted average share and share equivalents outstanding	488.4	433.1	12.8%

CONAGRA BRANDS

Conagra Brands, Inc.

Consolidated Balance Sheets

(in millions)

(unaudited)

	February 23, 2020	May 26, 2019
ASSETS
Current assets
Cash and cash equivalents	$99.0	$236.6
Receivables, less allowance for doubtful accounts of $2.0 and $2.2	854.2	818.2
Inventories	1,646.5	1,548.9
Prepaid expenses and other current assets	105.0	93.4
Current assets held for sale	4.7	36.7

Total current assets	2,709.4	2,733.8
Property, plant and equipment, net	2,317.8	2,327.4
Goodwill	11,443.1	11,435.4
Brands, trademarks and other intangibles, net	4,479.4	4,539.3
Other assets	1,249.3	915.5
Noncurrent assets held for sale	3.1	262.4

	$22,202.1	$22,213.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable	$0.8	$1.0
Current installments of long-term debt	923.8	20.6
Accounts payable	1,357.4	1,252.1
Accrued payroll	133.6	173.2
Other accrued liabilities	711.5	690.6
Current liabilities held for sale	—	5.1

Total current liabilities	3,127.1	2,142.6
Senior long-term debt, excluding current installments	8,897.8	10,459.8
Subordinated debt	195.9	195.9
Other noncurrent liabilities	2,117.4	1,951.8
Total stockholders’ equity	7,863.9	7,463.7

	$22,202.1	$22,213.8

CONAGRA BRANDS

Conagra Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Thirty-nine weeks ended
	February 23, 2020	February 24, 2019
Cash flows from operating activities:
Net income	$640.5	$553.2
Loss from discontinued operations	—	(1.9)

Income from continuing operations	640.5	555.1
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	292.5	232.6
Asset impairment charges	113.5	3.0
Loss (gain) on divestiture	2.2	(13.2)
Earnings of affiliates in excess of distributions	(15.8)	(23.4)
Stock-settled share-based payments expense	29.0	22.5
Contributions to pension plans	(11.0)	(11.5)
Pension benefit	(25.8)	(21.0)
Proceeds from settlement of interest rate swaps	—	47.5
Novation of a legacy guarantee	—	(27.3)
Other items	12.1	25.4
Change in operating assets and liabilities excluding effects of business acquisitions and dispositions:
Receivables	(37.2)	(108.4)
Inventories	(104.6)	13.0
Deferred income taxes and income taxes payable, net	(33.3)	39.3
Prepaid expenses and other current assets	(14.6)	(20.0)
Accounts payable	116.4	(15.6)
Accrued payroll	(40.0)	(9.0)
Other accrued liabilities	(17.4)	56.1

Net cash flows from operating activities — continuing operations	906.5	745.1
Net cash flows from operating activities — discontinued operations	—	11.2

Net cash flows from operating activities	906.5	756.3

Cash flows from investing activities:
Additions to property, plant and equipment	(265.3)	(236.1)
Sale of property, plant and equipment	8.7	18.7
Purchase of marketable securities	(37.9)	—
Sale of marketable securities	43.1	—
Purchase of businesses, net of cash acquired	—	(5,119.2)
Proceeds from divestitures, net of cash divested	191.4	32.2
Other items	0.1	0.1

Net cash flows from investing activities	(59.9)	(5,304.3)

Cash flows from financing activities:
Net short-term borrowings	(0.1)	(278.3)
Issuance of long-term debt	—	8,310.5
Repayment of long-term debt	(665.9)	(3,517.1)
Debt issuance costs and bridge financing fees	—	(95.2)
Payment of intangible asset financing arrangement	(13.6)	(14.0)
Issuance of Conagra Brands, Inc. common shares, net	—	555.7
Cash dividends paid	(310.1)	(253.0)
Exercise of stock options and issuance of other stock awards, including tax withholdings	4.3	(4.1)
Other items	0.8	0.9

Net cash flows from financing activities	(984.6)	4,705.4

Effect of exchange rate changes on cash and cash equivalents and restricted cash	0.4	(3.2)
Net change in cash and cash equivalents and restricted cash	(137.6)	154.2
Cash and cash equivalents and restricted cash at beginning of period	237.6	129.0

Cash and cash equivalents and restricted cash at end of period	$100.0	$283.2

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q3 FY20	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Total Conagra Brands
Net Sales	$1,022.9	$1,076.8	$220.9	$234.4	$2,555.0
Impact of foreign exchange	—	—	(3.2)	—	(3.2)
Net sales from divested businesses [1]	(4.4)	(3.8)	—	(0.9)	(9.1)

Organic Net Sales	$1,018.5	$1,073.0	$217.7	$233.5	$2,542.7

Year-over-year change - Net Sales	(9.5)%	(1.6)%	(3.2)%	(8.0)%	(5.6)%
Impact of foreign exchange (pp)	—	—	(1.4)	—	(0.1)
Net sales from divested businesses (pp)	5.9	1.9	2.7	5.8	4.0

Organic Net Sales	(3.6)%	0.3%	(1.9)%	(2.2)%	(1.7)%

Volume (Organic)	(1.7)%	(0.4)%	(0.9)%	(4.6)%	(1.3)%
Price/Mix	(1.9)%	0.7%	(1.0)%	2.4%	(0.4)%

Q3 FY19	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Total Conagra Brands
Net Sales	$1,129.8	$1,094.3	$228.3	$254.7	$2,707.1
Net sales from divested businesses [1]	(73.6)	(24.9)	(6.3)	(15.9)	(120.7)

Organic Net Sales	$1,056.2	$1,069.4	$222.0	$238.8	$2,586.4

Q3 FY20 YTD	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Total Conagra Brands
Net Sales	$3,143.0	$3,204.2	$659.6	$759.7	$7,766.5
Impact of foreign exchange	—	—	(0.6)	—	(0.6)
Net sales from acquired businesses	(406.3)	(567.6)	(46.0)	(57.7)	(1,077.6)
Net sales from divested businesses [1]	(68.9)	(23.2)	—	(11.2)	(103.3)

Organic Net Sales	$2,667.8	$2,613.4	$613.0	$690.8	$6,585.0

Year-over-year change - Net Sales	8.3%	21.5%	3.0%	1.6%	12.1%
Impact of foreign exchange (pp)	—	—	(0.1)	—	—
Net sales from acquired businesses (pp)	(14.0)	(21.5)	(7.2)	(7.7)	(15.6)
Net sales from divested businesses (pp)	3.6	1.3	3.3	4.3	2.9
Net sales from sold Trenton plant (pp)	—	—	—	0.3	—

Organic Net Sales	(2.1)%	1.3%	(1.0)%	(1.5)%	(0.6)%

Volume (Organic)	(0.7)%	0.0%	(1.2)%	(4.6)%	(0.9)%
Price/Mix	(1.4)%	1.3%	0.2%	3.1%	0.3%

Q3 FY19 YTD	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Total Conagra Brands
Net Sales	$2,901.0	$2,636.2	$640.4	$747.6	$6,925.2
Net sales from divested businesses [1]	(177.1)	(57.3)	(21.2)	(44.1)	(299.7)
Net sales from sold Trenton plant	—	—	—	(2.0)	(2.0)

Organic Net Sales	$2,723.9	$2,578.9	$619.2	$701.5	$6,623.5

[1]

A portion of our Net sales from divested businesses relates to our private label peanut butter business, which we exited in the third quarter of fiscal 2020. This exit is occurring in waves and will continue to produce net sales through the end of fiscal 2020.

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q3 FY20	Grocery & Snacks		Refrigerated & Frozen		International		Foodservice		Corporate Expense	Total Conagra Brands
Operating Profit	$199.4		$190.7		$22.3		$27.2		$(75.1)	$364.5
Restructuring plans	10.9		10.5		—		—		10.4	31.8
Acquisitions and divestitures	—		—		—		—		0.6	0.6
Loss on divestiture of business	—		0.2		—		—		—	0.2
Adjustment to contract settlement gain	0.1		—		—		—		—	0.1
Corporate hedging derivative losses (gains)	—		—		—		—		3.8	3.8

Adjusted Operating Profit	$210.4		$201.4		$22.3		$27.2		$(60.3)	$401.0

Operating Profit Margin	19.5%		17.7%		10.1%		11.6%			14.3%
Adjusted Operating Profit Margin	20.6%		18.7%		10.1%		11.6%			15.7%
Year-over-year % change - Operating Profit	(11.4)%		0.8%		(25.3)%		(25.9)%		19.8%	(12.8)%
Year-over year % change - Adjusted Operating Profit	(14.5)%		(0.3)%		(20.4)%		(25.9)%		(17.1)%	(8.9)%
Year-over-year bps change - Adjusted Operating Profit	(122	) bps	24	bps	(218	) bps	(282	) bps		(57	) bps

Q3 FY19	Grocery & Snacks		Refrigerated & Frozen		International		Foodservice		Corporate Expense	Total Conagra Brands
Operating Profit	$225.0		$189.1		$29.9		$36.8		$(62.6)	$418.2
Restructuring plans	3.0		2.1		(0.1)		—		33.4	38.4
Acquisitions and divestitures	0.1		—		—		—		2.3	2.4
Inventory fair value mark-up rollout	17.8		10.8		(1.7)		—		—	26.9
Novation of a legacy guarantee	—		—		—		—		(27.3)	(27.3)
Fair value adjustment of cash settleable equity awards issued in connection with Pinnacle acquisition	—		—		—		—		(18.6)	(18.6)
Corporate hedging derivative losses (gains)	—		—		—		—		0.2	0.2

Adjusted Operating Profit	$245.9		$202.0		$28.1		$36.8		$(72.6)	$440.2

Operating Profit Margin	19.9%		17.3%		13.1%		14.4%			15.4%
Adjusted Operating Profit Margin	21.8%		18.5%		12.3%		14.4%			16.3%

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q3 FY20 YTD	Grocery & Snacks		Refrigerated & Frozen		International		Foodservice		Corporate Expense	Total Conagra Brands
Operating Profit	$614.8		$533.7		$73.5		$96.6		$(262.3)	$1,056.3
Restructuring plans	49.2		12.3		1.4		—		53.6	116.5
Acquisitions and divestitures	3.0		—		—		—		0.6	3.6
Impairment of businesses held for sale	31.4		27.6		—		—		—	59.0
Intangible impairment charges	3.5		15.8		—		—		—	19.3
Loss on divestiture of businesses	1.5		0.2		—		—		—	1.7
Contract settlement gain	(11.9)		—		—		—		—	(11.9)
Legal matters	—		—		—		—		(1.5)	(1.5)
Environmental matters	—		—		—		—		6.6	6.6
Corporate hedging derivative losses (gains)	—		—		—		—		9.2	9.2

Adjusted Operating Profit	$691.5		$589.6		$74.9		$96.6		$(193.8)	$1,258.8

Operating Profit Margin	19.6%		16.7%		11.1%		12.7%			13.6%
Adjusted Operating Profit Margin	22.0%		18.4%		11.4%		12.7%			16.2%
Year-over-year % change - Operating Profit	(1.4)%		20.9%		(18.0)%		(2.1)%		(32.2)%	21.9%
Year-over year % change - Adjusted Operating Profit	4.9%		27.0%		(10.9)%		(2.1)%		7.1%	11.8%
Year-over-year bps change - Adjusted Operating Profit	(73	) bps	79	bps	(178	) bps	(48	) bps		(4	) bps

Q3 FY19 YTD	Grocery & Snacks		Refrigerated & Frozen		International		Foodservice		Corporate Expense	Total Conagra Brands
Operating Profit	$623.2		$441.4		$89.7		$98.8		$(386.8)	$866.3
Restructuring plans	5.2		2.2		3.9		—		139.2	150.5
Gain on sale of Del Monte business	—		—		(13.2)		—		—	(13.2)
Acquisitions and divestitures	1.0		—		2.9		—		100.0	103.9
Integration costs	—		—		—		—		8.9	8.9
Inventory fair value mark-up rollout	29.7		20.7		0.9		—		—	51.3
Novation of a legacy guarantee	—		—		—		—		(27.3)	(27.3)
Fair value adjustment of cash settleable equity awards issued in connection with Pinnacle acquisition	—		—		—		—		(18.6)	(18.6)
Corporate hedging derivative losses (gains)	—		—		—		—		3.8	3.8

Adjusted Operating Profit	$659.1		$464.3		$84.2		$98.8		$(180.8)	$1,125.6

Operating Profit Margin	21.5%		16.7%		14.0%		13.2%			12.5%
Adjusted Operating Profit Margin	22.7%		17.6%		13.1%		13.2%			16.3%

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q3 FY20	Gross profit		Selling, general and administrative expenses		Operating profit [1]		Income from continuing operations before income taxes and equity method investment earnings	Income tax expense	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income from continuing operations attributable to Conagra Brands, Inc common stockholders
Reported	$ 684.4		$319.9		$364.5		$263.2	$68.9	25.2%	$204.4	$0.42

% of Net Sales	26.8%		12.5%		14.3%

Restructuring plans	10.9		20.9		31.8		31.8	7.9		23.9	0.05
Acquisitions and divestitures	—		0.6		0.6		0.6	0.2		0.4	—
Corporate hedging derivative losses (gains)	3.8		—		3.8		3.8	1.0		2.8	0.01
Advertising and promotion expenses [2]	—		65.5		—		—	—		—	—
Pension settlement and valuation adjustment	—		—		—		(1.9)	(0.4)		(1.5)	—
Adjustment to gain on Ardent JV asset sale	—		—		—		—	0.1		0.5	—
Adjustment to contract settlement gain	—		0.1		0.1		0.1	—		0.1	—
Loss on divestiture of business	—		0.2		0.2		0.2	0.1		0.1	—
Unusual tax items	—		—		—		—	(1.1)		1.1	—
Rounding	—		—		—		—	—		—	(0.01)

Adjusted	$699.1		$232.6		$401.0		$297.8	$76.7	24.8%	$231.8	$0.47

% of Net Sales	27.4%		9.1%		15.7%

Year-over-year % of net sales change - reported	(100	) bps	18 bps		(118	) bps

Year-over-year % of net sales change - adjusted	(150	) bps	(101	) bps	(57	) bps

Year-over-year change - reported	(9.0)%		(4.2)%		(12.8)%		(11.4)%	2.5%		(15.6)%	(16.0)%

Year-over-year change - adjusted	(10.5)%		(15.1)%		(8.9)%		(6.7)%	(5.0)%		(7.5)%	(7.8)%

Q3 FY19	Gross profit	Selling, general and administrative expenses	Operating profit [1]	Income from continuing operations before income taxes and equity method investment earnings	Income tax expense	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income from continuing operations attributable to Conagra Brands, Inc common stockholders
Reported	$752.3	$334.1	$418.2	$297.1	$67.2	21.7%	$242.0	$0.50

% of Net Sales	27.8%	12.3%	15.4%

Restructuring plans	1.9	36.5	38.4	38.4	9.7		28.7	0.06
Acquisitions and divestitures	—	2.4	2.4	2.4	0.5		1.9	—
Corporate hedging derivative losses (gains)	0.2	—	0.2	0.2	—		0.2	—
Advertising and promotion expenses [2]	—	67.4	—	—	—		—	—
Inventory fair value mark-up rollout	26.9	—	26.9	26.9	6.9		20.0	0.04
Novation of a legacy guarantee	—	(27.3)	(27.3)	(27.3)	—		(27.3)	(0.06)
Fair value adjustment of cash settleable equity awards issued in connection with Pinnacle acquisition	—	(18.6)	(18.6)	(18.6)	(1.1)		(17.5)	(0.04)
Unusual tax items	—	—	—	—	(2.5)		2.5	0.01

Adjusted	$781.3	$273.7	$440.2	$319.1	$80.7	24.3%	$250.5	$0.51

% of Net Sales	28.9%	10.1%	16.3%

[1]

Operating profit is derived from taking Income from continuing operations before income taxes and equity method investment earnings, adding back Interest expense, net and removing Pension and postretirement non-service income.

[2]

Advertising and promotion expense (A&P) has been removed from adjusted selling, general and administrative expense because this metric is used in reporting to management, and management believes this adjusted measure provides useful supplemental information to assess the Company’s operating performance. Please note that A&P is not removed from adjusted profit measures.

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q3 FY20 YTD	Gross profit		Selling, general and administrative expenses		Operating profit [1]		Income from continuing operations before income taxes and equity method investment earnings	Income tax expense	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income from continuing operations attributable to Conagra Brands, Inc common stockholders
Reported	$2,146.8		$1,090.5		$1,056.3		$731.7	$141.5	18.1%	$638.7	$1.31

% of Net Sales	27.6%		14.0%		13.6%

Restructuring plans	23.0		93.5		116.5		117.1	27.1		90.0	0.18
Acquisitions and divestitures	—		3.6		3.6		3.6	1.0		2.6	0.01
Corporate hedging derivative losses (gains)	9.2		—		9.2		9.2	2.3		6.9	0.01
Advertising and promotion expenses [2]	—		171.5		—		—	—		—	—
Pension settlement and valuation adjustment	—		—		—		(1.9)	(0.4)		(1.5)	—
Gain on Ardent JV asset sale	—		—		—		—	(1.0)		(3.2)	(0.01)
Impairment of businesses held for sale	—		59.0		59.0		59.0	4.0		55.0	0.11
Contract settlement gain	—		(11.9)		(11.9)		(11.9)	(3.0)		(8.9)	(0.02)
Intangible impairment charges	—		19.3		19.3		19.3	4.5		14.8	0.03
Legal matters	—		(1.5)		(1.5)		(1.5)	(0.4)		(1.1)	—
Environmental matters	—		6.6		6.6		6.6	1.6		5.0	0.01
Loss on divestiture of businesses	—		1.7		1.7		1.7	(0.2)		1.9	—
Unusual tax items	—		—		—		—	52.5		(52.5)	(0.11)
Rounding	—		—		—		—	—		—	0.01

Adjusted	$2,179.0		$748.7		$1,258.8		$932.9	$229.5	23.4%	$747.7	$1.53

% of Net Sales	28.1%		9.6%		16.2%

Year-over-year % of net sales change - reported	(44	) bps	(154	) bps	109bps

Year-over-year % of net sales change - adjusted	(96	) bps	(54	) bps	(4	) bps

Year-over-year change - reported	10.4%		1.1%		21.9%		15.1%	(3.8)%		15.7%	2.3%

Year-over-year change - adjusted	8.4%		6.2%		11.8%		3.0%	(3.0)%		3.9%	(7.8)%

Q3 FY19 YTD	Gross profit	Selling, general and administrative expenses	Operating profit [1]	Income from continuing operations before income taxes and equity method investment earnings	Income tax expense	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income from continuing operations attributable to Conagra Brands, Inc common stockholders
Reported	$1,945.0	$1,078.7	$866.3	$635.5	$147.0	20.9%	$551.8	$1.28

% of Net Sales	28.1%	15.6%	12.5%

Restructuring plans	9.8	140.7	150.5	149.9	34.2		115.7	0.27
Acquisitions and divestitures	—	103.9	103.9	115.8	22.9		92.9	0.21
Integration costs	—	8.9	8.9	8.9	2.3		6.6	0.02
Corporate hedging derivative losses (gains)	3.8	—	3.8	3.8	0.9		2.9	0.01
Advertising and promotion expenses [2]	—	179.5	—	—	—		—	—
Inventory fair value mark-up rollout	51.3	—	51.3	51.3	13.1		38.2	0.09
Novation of a legacy guarantee	—	(27.3)	(27.3)	(27.3)	—		(27.3)	(0.06)
Fair value adjustment of cash settleable equity awards issued in connection with Pinnacle acquisition	—	(18.6)	(18.6)	(18.6)	(1.1)		(17.5)	(0.04)
Gain on sale of Del Monte business	—	(13.2)	(13.2)	(13.2)	(3.6)		(9.6)	(0.02)
Gain on Ardent JV asset sale	—	—	—	—	(3.5)		(11.6)	(0.03)
Wesson valuation allowance adjustment	—	—	—	—	24.3		(24.3)	(0.06)
Unusual tax items	—	—	—	—	0.1		(0.1)	—
Loss from discontinued operations, net of noncontrolling interests	—	—	—	—	—		1.9	—
Rounding	—	—	—	—	—		—	(0.01)

Adjusted	$2,009.9	$704.8	$1,125.6	$906.1	$236.6	24.7%	$719.6	$1.66

% of Net Sales	29.0%	10.2%	16.3%

[1]

Operating profit is derived from taking Income from continuing operations before income taxes and equity method investment earnings, adding back Interest expense, net and removing Pension and postretirement non-service income.

[2]

Advertising and promotion expense (A&P) has been removed from adjusted selling, general and administrative expense because this metric is used in reporting to management, and management believes this adjusted measure provides useful supplemental information to assess the Company’s operating performance. Please note that A&P is not removed from adjusted profit measures.

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

	Q3 FY20 YTD	Q3 FY19 YTD	% Change
Interest expense, net	$361.8	$260.5	38.9%
Acquisitions and divestitures	—	(11.9)

Adjusted interest expense, net	$361.8	$248.6	45.6%

	Q3 FY20	Q3 FY19	% Change
Equity method investment earnings	$10.4	$12.7	(17.3)%
Adjustment to gain on Ardent JV asset sale	0.6	—

Adjusted equity method investment earnings	$11.0	$12.7	(12.5)%

	Q3 FY20 YTD	Q3 FY19 YTD	% Change
Equity method investment earnings	$50.3	$66.6	(24.4)%
Gain on Ardent JV asset sale	(4.2)	(15.1)

Adjusted equity method investment earnings	$46.1	$51.5	(10.4)%

	Q3 FY20	Q3 FY19	% Change
Pension and postretirement non-service income	$(16.4)	$(9.8)	68.0%
Pension settlement and valuation adjustment	1.9	—

Adjusted pension and postretirement non-service income	$(14.5)	$(9.8)	48.2%

	Q3 FY20 YTD	Q3 FY19 YTD	% Change
Pension and postretirement non-service income	$(37.2)	$(29.7)	25.4%
Restructuring plans	(0.6)	0.6
Pension settlement and valuation adjustment	1.9	—

Adjusted pension and postretirement non-service income	$(35.9)	$(29.1)	23.3%

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

	February 23, 2020	February 24, 2019
Net cash flows from operating activities - continuing operations	$906.5	$745.1
Additions to property, plant and equipment	(265.3)	(236.1)

Free cash flow	$641.2	$509.0

	Q2 FY19	Q3 FY19	Q4 FY19	Q1 FY20	Q2 FY20	Q3 FY20
Notes payable	$0.9	$—	$1.0	$56.0	$0.5	$0.8
Current installments of long-term debt	17.2	19.9	20.6	150.1	1,173.8	923.8
Senior long-term debt, excluding current installments	11,349.5	10,911.8	10,459.8	10,127.5	9,100.0	8,897.8
Subordinated debt	195.9	195.9	195.9	195.9	195.9	195.9

Total Debt	$11,563.5	$11,127.6	$10,677.3	$10,529.5	$10,470.2	$10,018.3
Less: Cash	442.3	282.2	236.6	64.7	192.0	99.0

Net Debt	$11,121.2	$10,845.4	$10,440.7	$10,464.8	$10,278.2	$9,919.3

Q3 FY20 LTM[3]
Net Debt	$9,919.3
Net income attributable to Conagra Brands, Inc.	$765.2
Add Back: Income tax expense	213.3
Income tax expense attributable to noncontrolling interests	0.5
Interest expense, net	492.7
Depreciation	332.9
Amortization	60.0

Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$1,864.6
Restructuring plans [1]	119.9
Acquisitions and divestitures	5.9
Corporate hedging losses	7.2
Pension settlement and valuation adjustment	2.4
Impairment of businesses held for sale	59.0
Inventory fair value mark-up rollout	1.7
Gain on divestiture of businesses	(54.5)
Fair value adjustment of cash settleable equity awards issued in connection with Pinnacle acquisition	3.5
Legal matters	(40.6)
Environmental matters	6.6
Contract settlement gain	(11.9)
Intangible impairment charges [2]	105.8
Gain on Ardent JV asset sale	(4.2)

Adjusted EBITDA	$2,065.4

Net Debt to Adjusted LTM EBITDA	4.8

[1]	Excludes comparability items related to depreciation.
[2]	Excludes comparability items attributable to noncontrolling interests.
[3]	Last twelve months

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

	Q3 FY20	Q3 FY19	% Change
Net income attributable to Conagra Brands, Inc.	$204.4	$242.0	(15.6)%
Add Back: Income tax expense	68.9	67.2
Income tax expense attributable to noncontrolling interests	(0.2)	(0.2)
Interest expense, net	117.7	130.9
Depreciation	84.2	77.4
Amortization	14.9	14.9

Earnings before interest, taxes, depreciation, and amortization	$489.9	$532.2	(7.9)%
Restructuring plans [1]	21.9	38.6
Acquisitions and divestitures	0.6	2.4
Corporate hedging losses (gains)	3.8	0.2
Pension settlement and valuation adjustment	(1.9)	—
Inventory fair value mark-up rollout	—	26.9
Loss on divestiture of businesses	0.2	—
Novation of a legacy guarantee	—	(27.3)
Fair value adjustment of cash settleable equity awards issued in connection with Pinnacle acquisition	—	(18.6)
Adjustment to contract settlement gain	0.1	—
Adjustment to gain on Ardent JV asset sale	0.6	—

Adjusted Earnings before interest, taxes, depreciation, and amortization	$515.2	$554.4	(7.1)%

[1]	Excludes comparability items related to depreciation.

	Q3 FY20 YTD	Q3 FY19 YTD	% Change
Net income attributable to Conagra Brands, Inc.	$638.7	$551.8	15.7%
Less: Loss from discontinued operations, net of tax	—	(1.9)
Add Back: Income tax expense	141.5	147.0
Income tax expense attributable to noncontrolling interests	(0.3)	(0.9)
Interest expense, net	361.8	260.5
Depreciation	247.6	198.6
Amortization	44.9	34.0

Earnings before interest, taxes, depreciation, and amortization	$1,434.2	$1,192.9	20.2%
Restructuring plans [1]	92.9	144.2
Acquisitions and divestitures [2]	3.6	103.9
Integration costs	—	8.9
Corporate hedging losses (gains)	9.2	3.8
Pension settlement and valuation adjustment	(1.9)	—
Impairment of businesses held for sale	59.0	—
Inventory fair value mark-up rollout	—	51.3
Loss (gain) on divestiture of businesses	1.7	(13.2)
Novation of a legacy guarantee	—	(27.3)
Fair value adjustment of cash settleable equity awards issued in connection with Pinnacle acquisition	—	(18.6)
Legal matters	(1.5)	—
Environmental matters	6.6	—
Contract settlement gain	(11.9)	—
Intangible impairment charges	19.3	—
Gain on Ardent JV asset sale	(4.2)	(15.1)

Adjusted Earnings before interest, taxes, depreciation, and amortization	$1,607.0	$1,430.8	12.3%

[1]	Excludes comparability items related to depreciation.
[2]	Excludes comparability items related to interest expense.